UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2021, Cboe Global Markets, Inc. (the “Company”), as guarantor, entered into an Amendment and Restatement Agreement (the “A&R Agreement”) with European Central Counterparty N.V. (the “EuroCCP”) as borrower, Bank of America Europe Designated Activity Company, as co-ordinator and facility agent and Citibank N.A., London Branch as security agent in order to amend and restate the Company’s Euro 1.5 billion credit facility, dated as of July 1, 2020, by and among the same parties (as amended and restated, the “Facility Agreement”).

The A&R Agreement makes certain changes to the Facility Agreement, including without limitation, the following:

•	Extended the term of the Facility Agreement until June 30, 2022;
•	Updated benchmark rates for U.S. dollar swingline loans and alternative term rates for revolving loans;
•	Removed references to LIBOR and clarified procedures to calculate interest rates;
•	Reduced the minimum tangible net worth requirement from Euro 24 million to Euro 20 million;
•	Included a new tranche in the revolving and swingline facilities to increase access to certain currencies;
•	Updated the borrowing base calculations to more accurately reflect the collateral held by EuroCCP; and
•	Modified certain other provisions to incorporate updates in applicable laws and regulations.

The Company’s obligations under the Facility Agreement shall continue in full force and effect as set forth in the A&R Agreement.

Certain of the lenders under the Facility Agreement and their affiliates (1) have provided, and may in the future provide, investment banking, underwriting, trust or other advisory or commercial services to the Company and its subsidiaries and affiliates or (2) are our customers, including trading permit holders, trading privilege holders, participants, clearing participants or members, and may engage in trading activities on Company markets.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the A&R Agreement which is filed to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment and Restatement Agreement, dated July 1, 2021, by and among European Central Counterparty N.V., Cboe Global Markets, Inc., as guarantor, Bank of America Europe Designated Activity Company, as co-ordinator and facility agent and Citibank N.A., London Branch as security agent relating to a Facility Agreement originally dated July 1, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC. (Registrant)

Date: July 2, 2021	By:	/s/ Brian N. Schell
Brian N. Schell Executive Vice President, Chief Financial Officer and Treasurer